CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-132951) pertaining to the 1999 Stock Option Plan and the 2005 Equity Incentive Plan of Dover Saddlery, Inc. of our report dated March 27, 2008, with respect to the 2007 and 2006 consolidated financial statements of Dover Saddlery, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/  Ernst & Young LLP

Boston, Massachusetts

March 31, 2009